WEIS MARKETS, INC.

Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Weis Markets, Inc. (the "Company") on Form 10-K for the fiscal year ending December 25, 2021, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Jonathan H. Weis, Chairman, President and Chief Executive Officer, and Michael T. Lockard, Senior Vice President, Chief Financial Officer and Treasurer, of the Company, certify, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    to my knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/Jonathan H. Weis
Jonathan H. Weis
Chairman, President and Chief Executive Officer
3/10/2022

/S/Michael T. Lockard
Michael T. Lockard
Senior Vice President, Chief Financial Officer and Treasurer
3/10/2022

A signed original of this written statement required by Section 906 has been provided to Weis Markets, Inc. and will be retained by Weis Markets, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.